SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2016

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Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective May 18, 2016, the term of Robert S. Drucker, as a director of Salisbury Bancorp, Inc. (the “Company”) and its subsidiary, Salisbury Bank and Trust Company (the “Bank”) ended and Mr. Drucker has elected not to run for another term. Mr. Drucker, age 74, has served on the Board of Directors of the Company and the Bank since 2004. The Board thanked Mr. Drucker for his many years of service and extended to Mr. Drucker the continued best wishes of everyone associated with the Company and the Bank.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Shareholders (“Annual Meeting”) of Salisbury Bancorp, Inc. (“Salisbury”), the holding company for Salisbury Bank and Trust Company (the “Bank”) was held on Wednesday, May 18, 2016. On the record date of March 30, 2016, there were 2,753,426 shares issued, outstanding and eligible to vote, of which 2,186,532 shares, or 79.41%, were represented at the Annual Meeting either in person or by proxy.

The results of matters voted upon are presented below:

1.	Five (5) directors were elected by the Board of Directors to hold office as directors of Salisbury, who along with the nine (9) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of Salisbury:

	Term	Votes For	Votes Withheld	Broker Non-votes
Louis E. Allyn II	3 years	1,452,031	20,016	714,485
David B. Farrell	3 years	1,451,315	20,732	714,485
Michael D. Gordon	3 years	1,454,540	17,507	714,485
Polly Diane Hoe	3 years	1,453,540	18,507	714,485
Michael A. Varet	3 years	1,453,476	18,571	714,485

2.	The ratification of the appointment of Baker Newman & Noyes, P.A., LLC as the independent registered public accounting firm for Salisbury for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-votes
2,145,564	11,764	29,204	-

3.	The non-binding advisory vote on the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
1,328,823	83,183	60,041	714,485

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: May 19, 2016	By:	/s/ Donald E. White
Donald E. White
Executive Vice President and Chief Financial Officer